Exhibit 99.1

Contacts for Republic Services:	Contact for Allied Waste:

Media:	Media and Investors:
Will Flower	James P. Zeumer
(954) 769-6392	(480) 627-2785

Investors:	Contact for Both:
Tod Holmes	Chuck Burgess
(954) 769-2387	The Abernathy MacGregor Group
or	(212) 371-5999
Ed Lang
(954) 769-3591
REPUBLIC SERVICES AND ALLIED WASTE TO MERGE TO FORM
LEADING ENVIRONMENTAL SERVICES COMPANY WITH ENTERPRISE
VALUE OF OVER $20 BILLION
Merger of Industry’s Second and Third Largest Companies Integrates
Complementary Service Areas, Assets and Commitment to Customer Service
Combination Expected to Create Powerful Cash Flow Generator
with Significant Synergy Opportunities
Company Will Be Named Republic Services, Inc.,
with Corporate Headquarters in Phoenix
Fort Lauderdale, Fla. and Phoenix (June 23, 2008) — Republic Services, Inc. (NYSE: RSG) and Allied Waste Industries, Inc. (NYSE: AW) today announced that their boards of directors have unanimously approved a definitive merger agreement that firmly establishes one of the nation’s leading waste and environmental services providers, with expected pro forma annual revenues of approximately $9 billion and an expected total market capitalization of approximately $12 billion. The combined company will have more than 35,000 employees serving more than 13 million customers in 40 states and Puerto Rico. The transaction is expected to close by the fourth quarter of 2008, to generate approximately $150 million in net annual synergies and to be accretive to Republic’s earnings per share in the first year following completion of the merger.

The merger will strengthen the national service platform of the companies and integrate the collection, transfer, recycling and disposal (landfill) operations from Republic and Allied under a proven management team, led by Republic’s Chairman and Chief Executive Officer, James E. O’Connor. The transaction will also assemble a growing landfill gas-to-energy portfolio and significant untapped renewable energy resources. The combined company will be diversified across geographic markets, customer segments and service offerings, and will be committed to providing superior customer service. The company expects to generate strong and predictable cash flows from operations in excess of $1.7 billion annually that will be used to invest in the business, fund the dividend program and reduce debt to maintain and improve the company’s investment grade credit rating.
“By combining the strengths of two great companies and integrating executives from both teams, Republic will enhance its leadership position in the U.S. environmental services industry, building on both companies’ foundations of profitable growth,” said James E. O’Connor, Chairman and Chief Executive Officer of Republic. “As each company has done individually, the combined company will remain fully committed to serving the needs of our customers, shareholders and employees. The vertically integrated model of the combined company — linking collection, transfer, recycling and disposal services — enhances cash flow, earnings and return on capital for our shareholders, while reducing our risk. Our strategic focus remains on improving return on invested capital, reducing debt and generating higher levels of free cash flow. At the same time, our business model will blend the best practices and complementary assets of the two companies to provide unmatched customer service and operating efficiency. Our employees will benefit from the enhanced career opportunities that result from a larger company better positioned for future success.”

John Zillmer, Chairman and Chief Executive Officer of Allied, said, “Our two companies have known and respected each other for many years, and the time is right for us to take the next logical step in the development of both companies, thus accelerating our ability to achieve our strategic objectives and enhancing our plan for profitable growth. Republic has an extensive presence in the high-growth Sunbelt markets, an established franchise business and a strong capital structure. Allied has a broad national footprint, an innovative procurement platform and significant internalization opportunities. Together, we are positioned for greater success than either company could achieve on its own.”
Transaction Terms
Under the terms of the agreement, Allied shareholders will receive 0.45 shares of Republic common stock for each share of Allied common stock held. Based on the unaffected closing stock prices of both companies on Thursday, June 12, 2008, this represents a premium of approximately 17% over the average closing price of Allied’s stock for the previous 30 trading days. In completing the transaction, Republic will issue approximately 198 million shares of common stock to Allied shareholders, representing approximately 52% ownership of the combined company.
In connection with the transaction, Republic expects to put in place a new unsecured senior credit facility and issue new senior notes. The existing senior notes of both Republic and Allied will remain outstanding.
Following completion of the transaction, James E. O’Connor will become Chairman and Chief Executive Officer of the combined company, while Don Slager will become President and Chief Operating Officer. Tod Holmes will become Chief Financial Officer.
The Board of Directors of the combined company will consist of 11 members, including Mr. O’Connor, five independent directors from the current Republic board of directors and five independent directors from the current Allied board of directors. The company, which will be based in Phoenix, will be named Republic Services, Inc. and traded under the ticker symbol RSG on The New York Stock Exchange.

Integrated and Diversified National Competitor
The combination of Republic and Allied creates an integrated operations platform that provides significant advantages for serving customers throughout the country. The company will centralize core corporate functions and standardize business practices, creating operating efficiencies and improving productivity, while customer decisions will remain at the local level to ensure the new company remains responsive.
Don Slager, President and Chief Operating Officer of Allied, said “By building on the best practices of both companies, we can further improve productivity and operating margins, while advancing our strategic priorities and investing in the ongoing development of our business and critical people resources. This merger allows us to capitalize on the attractive business opportunities in our industry and enhance our ability to provide comprehensive solutions to the waste-stream management needs of our customers.”
Strong Financial Foundation
The merger is expected to create significant benefits for shareholders of both companies, and the combined company will have a strong foundation for future financial performance.
•	Operating Synergies: The companies expect to achieve approximately $150 million in net pretax annual synergies by the third year following the completion of the transaction, primarily from achieving greater operating efficiencies, capturing inherent economies of scale and leveraging corporate and overhead resources.

•	Attractive Dividend: Republic is expected to continue its current annual dividend of $0.68 per share. This transaction will introduce a dividend benefit to Allied shareholders.

•	Strong Capital Structure: The companies expect the significant free cash flow and conservative balance sheet resulting from this merger to enable the company to receive an investment-grade rating by the major credit rating agencies. The company intends to use free cash flow to fund its dividend, reduce debt and invest in internal growth. Republic remains committed to maintaining and improving its investment grade credit rating.
The merger is subject to standard closing conditions, including approvals of review process by antitrust and other regulatory authorities, and to the receipt of investment grade ratings as defined in the merger agreement. The companies anticipate that regulatory reviews and approvals can be completed in four to six months.
Merrill Lynch & Co. acted as financial advisor and provided a fairness opinion to Republic. Akerman Senterfitt and DLA Piper US LLP served as legal advisors to Republic. UBS Investment Bank acted as lead financial advisor and provided a fairness opinion to Allied. Mayer Brown LLP served as legal advisor to Allied.
Investor Conference Call and Webcast, Merger Website and Press Conference Call
Republic and Allied will hold an investor call and webcast today at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time to discuss this morning’s announcement. Presentation materials can be accessed through the investor relations section of the Republic Web site at www.RepublicServices.com, Allied’s Web site at www.AlliedWaste.com and through a special merger Web site at www.RepublicAllied.com. To participate in the call, dial (800) 254-5933, conference ID 52518309. International callers should dial (973) 409- 9255. The call will also be simultaneously webcast on both companies’ Web sites and the merger Web site.

A replay of the conference call will be available later today, and through July 14, 2008, and can be accessed by dialing (800) 642-1687, conference code 52518309. International callers can access the replay by dialing (706) 645-9291. The replay will also be available at www.RepublicServices.com, www.AlliedWaste.com and www.RepublicAllied.com.
Following the investor conference call, Republic and Allied will hold a press conference call at 10:00 a.m. Eastern Time/7:00 a.m Pacific Time. To participate in the call, dial (800) 254-5933, conference ID 52518326. International callers should dial (973) 409-9255.
About Republic Services, Inc.
Republic Services, Inc. is a leading provider of environmental services including solid waste collection, transfer and disposal services in the United States. The company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
About Allied Waste Industries, Inc.
Allied Waste is America’s second largest non-hazardous solid waste services company and an environmental leader. Headquartered in Phoenix, AZ, Allied Waste provides waste collection, transfer, recycling and disposal services to millions of residential, commercial and industrial customers in over 100 major markets spanning 38 states and Puerto Rico. Allied’s team of more than 22,000 dedicated employees operates within a highly efficient, integrated organization that generated 2007 revenue of $6.1 billion.

Additional Information and Where to Find It
This communication is being made in respect of the proposed business combination involving Republic and Allied. In connection with the proposed transaction, Republic plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Republic and Allied plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Republic and Allied. INVESTORS AND SECURITY HOLDERS OF REPUBLIC AND ALLIED ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Republic and Allied through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Republic Services, Inc., 110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida, 33301 Attention: Investor Relations or by directing a request to Allied Waste Industries, Inc., 18500 North Allied Way, Phoenix, Arizona 85054, Attention: Investor Relations.
Participants in Solicitation
Republic, Allied and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Republic’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 2, 2008, and information regarding Allied’s directors and executive officers is available in Allied’s Annual Report on Form 10-K, for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008 and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 10, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Information Regarding Forward-Looking Statements
Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “will,” “expects,” “intends,” and similar words. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks, uncertainties, and other factors that may cause actual results to differ materially from expectations expressed in such forward-looking statements, many of which are beyond the control of Republic or Allied. Such risks, uncertainties and other factors include: regulatory and litigation matters and risks, legislative developments, changes in tax and other laws, the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction, risks that the combined company may not achieve anticipated synergies, risks that the acquisition may not be accretive to earnings in the anticipated time frame, or at all, risks that the combined company may not generate expected cash flows, risks that the anticipated financing may not be secured, as well as risks relating to the business and operations of both Republic and Allied included in their respective filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating our forward-looking statements and are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the parties hereto undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

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